SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                       THE TRACKER CORPORATION OF AMERICA
            (Exact name of registrant as specified in its character)

             DELAWARE                                      86-0767918
  (State of other jurisdiction of                      (I.R.S.  Employer
  incorporation  or  organizatio                    Identification  number)

  1120  FINCH  AVENUE  WEST,  SUITE  #303
  NORTH  YORK,  ONTARIO,  CANADA                                   M3J  3H8
  (Address  of  Principal  Executive  Offices)                    (Zip  Code)

                             -----------------------
                   1994 AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the Plan)
                             -----------------------
                               BRUCE I. LEWIS, CEO
                       The Tracker Corporation of America
                       1120 Finch Avenue West, Suite #303
                        Toronto, Ontario, Canada M3J 3H8
                    (Name and address of agent for service)

                                 (416)663-8222
         (Telephone number, including area code, of agent for service)
                             -----------------------
Approximate date of commencement of proposed sales pursuant to the plan: From time to time after this registration statement becomes effective.

                                  CALCULATION OF REGISTRATION FEE

                                              Proposed              Proposed         Amount of
Title of Securities to be   Amount to be  Maximum Offering          Maximum        Registration
       Registered            Registered   Price per Share(1)   Aggregate Offering      Fee(1)
                                                                     Price
Common Stock,
 .001 par value                 8,000,000               $  .49          $3,920,000      $1034.88

---------------------
(1) Computed  pursuant  to Rules 457(h)(1) and 457(c) for the purpose of calculation of  the  registration fee on the basis of the average of the bid and asked price of  a  share  of  our  common  stock  on March 21, 2000, as reported by the National
Quotation Bureau, Inc.

     PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The  document(s)  containing  the information specified in Items 1 and 2 of
Part I of Form S-8 will be sent or given to employees as specified in Rule 428(b)(1). In accordance with the instructions to Part I, these documents are not filed with the SEC as part of this registration statement.

     PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     We previously filed the following documents with the SEC. They are incorporated herein by reference and made a part hereof:

     1.  Our  Annual Report on Form 10-K for the fiscal year ended March 31,
1999.

     2. All other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 1998.

     All documents subsequently filed by us pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES

     Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Pursuant to our bylaws, we may indemnify, purchase indemnity insurance, or pay and advance expenses to our directors, officers and other persons who are eligible or entitled to such indemnification, payments or advances. Any such indemnification or payment must be expressly authorized by our board of directors and in accordance with the provisions of the laws of Delaware. Our right to indemnify such persons shall include our authority to enter into written agreements for indemnification with such provisions.

     Subject to the provisions of the laws of Delaware, our directors shall not be liable to the company or our shareholders for monetary damages for an act or omission in the director's capacity of a director, as long as the director acted in good faith.

     Indemnification of officers or persons controlling us for liabilities arising under the Securities Act of 1933 is held to be against public policy by the SEC and is therefore unenforceable.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

     We issued the securities to be reoffered or resold pursuant to this registration statement in reliance on 4(2) of the Securities Act of 1933 as an isolated sale to our employees, not part of any public offering.

ITEM  8.  EXHIBITS

Exhibit

4.1* Certificate of Incorporation, as corrected by Certificate of Correction of Certificate of Incorporation dated March 27, 1995, and as amended by Certificate of Amendment to the Certificate of Incorporation dated November 1, 1995, and Certificate of Designation of Rights, Preferences and Privileges of $1,000.00 6% Cumulative Convertible Preferred Stock of the Registrant dated April 19, 1996, and Certificate of Designation of Rights, Preferences and
Privileges of Series B $1,000.00 6% Cumulative Convertible Preferred Stock of the Registrant dated June 5, 1996

4.2*   Bylaws

4.3**  1994  Amended  and  Restated  Stock  Option  Plan

5.1    Opinion  of  Arkin  Merolla  LLP

10.47 Stock Option Award Agreement dated December 22, 1998 between Bruce Lewis and The Tracker Corporation of America

10.48 Stock Option Award Agreement dated December 22, 1998 between Jay Stulberg and The Tracker Corporation of America

10.49 Non-Qualified Stock Option Award Agreement dated December 31, 1999 between Bruce Lewis and The Tracker Corporation of America

10.50 Non-Qualified Stock Option Award Agreement dated December 31, 1999 between Jay Stulberg and The Tracker Corporation of America

10.51 Incentive Stock Option Award Agreement dated December 31, 1999 between Christopher Creed and The Tracker Corporation of America

10.52 Incentive Stock Option Award Agreement dated December 31, 1999 between Tizio Panara and The Tracker Corporation of America

23.1   Consent  of  Hirsch,  Silberstein  &  Subelsky,  P.C.

23.2   Consent  of  Arkin  Merolla  LLP  (included  in  Exhibit  5.1)

24.1 Power of Attorney (see below signature page on page 6 of this registration statement)

99.1   Reoffer Prospectus

______
* Incorporated by reference from our registration statement on Form S-1 (No.33-99686 and amendments thereto)
** Incorporated by reference from our quarterly report on Form 10-QSB/A dated September 30, 1999 (filed January 11, 2000)

ITEM  9.  UNDERTAKINGS

The  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North York, Province of Ontario, Canada on March 21, 2000.

                                   THE  TRACKER  CORPORATION  OF  AMERICA


                                   BY:  /s/  Bruce  I.  Lewis
                                      -----------------------------------
                                   BRUCE  I.  LEWIS
                                   CHIEF  EXECUTIVE  OFFICER


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North York, Province of Ontario, Canada on March 21, 2000.

                                   1994 AMENDED AND RESTATED STOCK  OPTION  PLAN


                                   BY:  /s/  Bruce  I.  Lewis
                                      -----------------------------------
                                   BRUCE  I.  LEWIS
                                   CHIEF  EXECUTIVE  OFFICER
                                   THE  TRACKER  CORPORATION  OF  AMERICA

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on this Form S-8 registration statement hereby constitutes and appoints Bruce I. Lewis and Jay S. Stulberg, or either of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any or all amendments (including post-effective amendments thereto) to this Form S-8 registration statement relating to the 1994 Amended and Restated Stock Option Plan to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                               TITLE                     DATE
----------------------------------------------------------------------------
/s/ Bruce I. Lewis              Chief Executive Officer       March 21, 2000
------------------------------  (Principal Executive
Bruce I. Lewis                  Officer), Director

/s/ Jay S. Stulberg             President, Chief Operating    March 21, 2000
------------------------------  Officer, Chief Financial
Jay S. Stulberg                 Officer (Principal Financial
                                Officer and Principal
                                Accounting Officer),
                                Secretary, Director

/s/ David G. R. Butler          Director, Compensation        March 21, 2000
------------------------------  Committee
David G. R. Butler

                                Director, Compensation        March 21, 2000
------------------------------  Committee
Carl J. Corcoran

/s/ H. Joseph Greenberg         Director                      March 21, 2000
------------------------------
H. Joseph Greenberg

EXHIBIT NUMBER                                  EXHIBIT
--------------    ---------------------------------------------------------------------------

      5.1         Opinion of Arkin Merolla LLP
     10.47        Stock  Option Award Agreement dated December 22, 1998 between Bruce Lewis and  The  Tracker  Corporation  of  America
     10.48        Stock Option Award Agreement dated December 22, 1998 between Jay Stulberg and  The  Tracker  Corporation  of  America
     10.49        Non-Qualified  Stock  Option  Award  Agreement  dated  December  31, 1999 between  Bruce  Lewis  and  The  Tracker  Corporation  of  America
     10.50        Non-Qualified  Stock  Option  Award  Agreement  dated  December  31, 1999 between  Jay  Stulberg  and  The  Tracker  Corporation  of  America
     10.51        Incentive  Stock  Option  Award Agreement dated December 31, 1999 between
                  Christopher  Creed  and  The  Tracker  Corporation  of  America
     10.52        Incentive  Stock  Option  Award Agreement dated December 31, 1999 between
                  Tizio  Panara  and  The  Tracker  Corporation  of  America
     23.1         Consent of Hirsch, Silberstein & Subelsky, P.C.
     23.2         Consent of Arkin Merolla LLP (included in Exhibit 5.1)
     24.1         Power of Attorney (see below signature page on page 7 of this registration statement)
     99.1         Reoffer Prospectus